UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2019 (September 3, 2019)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2019, Clifford Press was appointed Chief Executive Officer of Acacia Research Corporation (the “Company”), and Alfred V. Tobia, Jr. was appointed Chief Investment Officer of the Company.
Mr. Press, age 66, has served as a director of the Company since June 2018 and has been a Managing Member of OPP, LLC, and its predecessor firm, Oliver Press Partners, LLC, an investment advisory firm, since March 2005. From 1986 to March 2003, Mr. Press served as a General Partner of Hyde Park Holdings, Inc., a private equity investment firm that he co-founded. Mr. Press currently serves on the Boards of Directors of Drive Shack, Inc. (NYSE: DS), an operator of golf-related leisure and entertainment businesses, where he has served since February 2016 and Quantum Corporation (OTC: QMCO), a provider of data storage solutions, where he has served since April 2016. From October 2016 until June 2018 Mr. Press served as a director of Stewart Information Services Corporation (NYSE: STC), a real estate information, title insurance and transaction management company. From March 2008 to November 2009, Mr. Press served as a director of Coherent Inc. (NASDAQ: COHR), a manufacturer of laser-based photonic products. From December 2011 until the company was acquired in February 2013, Mr. Press served as a director of SeaBright Holdings, Inc. (formerly NYSE: SBX), a specialty provider of multi-jurisdictional workers’ compensation insurance. Mr. Press received his MA degree from Oxford University and an MBA degree from Harvard Business School.
Mr. Tobia, age 54, has served as a director since June 2018. Mr. Tobia is currently Chairman of the Board and Chairman of the Nomination and Governance Committee of Harte Hanks. Mr. Tobia is a Co-Founder and Portfolio Manager for Sidus Investment Management, LLC (“Sidus”) and its affiliates, founded in 2000, in which capacity he oversees the management of the Sidus equity funds and provides analysis to the firm’s credit fund. Mr. Tobia was previously a Senior Managing Director and Supervisory Analyst (1996 to 2000) within the data networking and telecommunication equipment sectors at Banc of America Securities (formerly Montgomery). From 1992 to 1996, he was a Senior Analyst at Wertheim Schroeder & Co., focusing on PC and entertainment software, data networking and special situations. Prior to that, Mr. Tobia was an analyst at Mabon Nugent & Co. (1986 to 1992), covering various sectors of technology. Mr. Tobia graduated in 1986 from Lafayette College with an AB in Engineering with a concentration in Computer Science.
Each of Messrs. Press and Tobia has entered into an Employment Agreement (the “Employment Agreements”) with the Company and Acacia Research Group LLC, the Company’s primary operating subsidiary, under which they will each devote substantially all of their working time and efforts to Acacia's business. Pursuant to the terms of the Employment Agreements, each of Messrs. Press and Tobia will (i) receive an annual salary of $475,000, (ii) be eligible to receive an annual bonus to be determined by the Compensation Committee of the Board of Directors (the “Committee”) in accordance with annual performance objectives established by the Committee on an annual basis, (iii) receive an initial grant of restricted stock units (the “Initial Equity Grant”), having a grant date fair value of $650,000, that will vest based on the achievement of certain performance objectives based on absolute rates of return with respect to the Company’s Common Stock at the end of a three-year period, and (iv) receive a one-time payment of $350,000 as an inducement to their accepting their positions with the Company. Additionally, each of Messrs. Press and Tobia will have the right to purchase up to 7.5 percent of the Company’s Common Stock and the Company shall take such actions as may be necessary to permit such purchases under the Company’s Tax Benefits Preservation Plan. Further, each of Messrs. Press and Tobia will forfeit 43,478 restricted stock awards that they received in 2019 in connection with their service as members of the Company’s Board of Directors. Under their Employment Agreements, each of Messrs. Press and Tobia also agree to be subject to and comply with the Company’s policies related to their outside business activities.

The Employment Agreements provide for certain payments to each of Messrs. Press and Tobia upon termination by the Company without Cause or upon resignation by them for Good Reason (as such terms are defined in the Employment Agreements).
During the year ended December 31, 2018, the Company paid $976,000 in expenses (the “Transaction”) related to the reimbursement of costs incurred by Sidus on behalf of the participants (together with Sidus, the “Participants”) named in the proxy statement filed on June 7, 2018 by the Participants, in connection with a contested proxy election. Messrs.

Press and Tobia are related parties as each of them is a Participant and a director and officer of the Company. In addition, Sidus is a related party as Mr. Tobia is a Co-Founder and Managing Member at Sidus.
Except for the Transaction described above, there have been no transactions with the Company and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Messrs. Press or Tobia had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year through the present. No arrangement or understanding exists between either of Messrs. Press or Tobia and any other person pursuant to which either of them was selected as an officer of the Company. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Messrs. Press or Tobia, on the one hand, and any of the Company’s directors or executive officers, on the other hand.
The foregoing description of the Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreements.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated September 9, 2019 of Acacia Research Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION
Date: September 9, 2019            /s/ Clifford Press
Chief Executive Officer